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Exhibit 10.2

FORM OF WORKING CAPITAL RECONCILIATION AGREEMENT

        This WORKING CAPITAL RECONCILIATION AGREEMENT (this "Agreement"), dated as of [                        ], 2007, is by and among DG FastChannel, Inc., a Delaware corporation (the "Purchaser"), POINT.360, a California corporation (the "Company"), and New 360, a California corporation and a wholly-owned subsidiary of the Company (the "PPB Sub"). All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

        WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007 (as amended or supplemented, the "Merger Agreement"), pursuant to which, among other things, the Purchaser shall acquire the ADS Business of the Company;

        WHEREAS, the parties hereto have entered into that certain Contribution Agreement, dated as of April 16, 2007 (as amended or supplemented, the "Contribution Agreement"), pursuant to which, among other things, the PPB Sub acquired the non-ADS Business of the Company;

        WHEREAS, upon the consummation of the transactions contemplated by the Merger Agreement, the Purchaser shall become the successor-in-interest to the Company under the Contribution Agreement; and

        WHEREAS, as a condition of consummating the transactions contemplated by the Merger Agreement on the Acceptance Date, the parties hereto are executing this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        SECTION 1.    POST-CONTRIBUTION WORKING CAPITAL ADJUSTMENT

        (a)    Estimated Acceptance Date Net Working Capital.

          (i)    Within ten (10) business days prior to the Acceptance Date, and in no event less than three (3) business days before the Acceptance Date, the Company shall deliver to the Purchaser a certificate signed by the chief financial officer of the Company setting forth the Company's reasonable best estimate, based on the standards of preparation of the December 31, 2006 audited pro forma balance sheet of the ADS Business of the Company (the "December 31, 2006 Balance Sheet") (including with respect to reserves) and after consulting with the chief financial officer of the Purchaser, of the Acceptance Date Net Working Capital (the "Estimated Acceptance Date Net Working Capital").

          (ii)   The "Estimated Adjustment Amount" shall mean an amount equal to (x) the Estimated Acceptance Date Net Working Capital minus (y) $1,000,000.

          (iii)  Within seven (7) days after the Acceptance Date, the Purchaser shall pay to the PPB Sub, by wire transfer of immediately available funds to an account specified in writing by the PPB Sub, an amount (the "Prepayment Amount") in cash equal to the product obtained by multiplying (x) forty percent (40%) by (y) the Estimated Adjustment Amount.

          (iv)  The "Reserve Amount" shall mean an amount equal to (x) the Estimated Adjustment Amount minus (y) the Prepayment Amount.

        (b)    Final Acceptance Date Net Working Capital.

          (i)    On or before the date that is thirty (30) days following the Acceptance Date, the Purchaser shall, after consulting with the chief financial officer of the PPB Sub, prepare and deliver to the PPB Sub (i) a balance sheet of the ADS Business of the Company as of immediately following the consummation of the Contribution on the Acceptance Date (the "ADS Business Balance Sheet") and (ii) a calculation of the Acceptance Date Net Working Capital based on the ADS Business Balance Sheet and the definition of Acceptance Date Net Working Capital set forth in Section 1(c). The ADS Business Balance Sheet shall be prepared in accordance with GAAP in a manner consistent with the preparation of the December 31, 2006 Balance Sheet (including with respect to reserves), using the significant accounting principles and policies of the Company (to the extent not inconsistent with GAAP, except as contemplated by the definition of Acceptance Date Net Working Capital), and shall fairly present the financial position of the ADS Business of the Company as of immediately following the consummation of the Contribution, without giving effect to the changes to the balance sheet as a result of the Offer and the Merger.

          (ii)   Upon delivery of the ADS Business Balance Sheet, to the extent necessary the Purchaser shall cause the Company to provide the PPB Sub with access to the books and records of the Company to the extent related to its evaluation of the ADS Business Balance Sheet and the calculation of the Acceptance Date Net Working Capital. The PPB Sub may dispute the calculation of the Acceptance Date Net Working Capital or any element of the ADS Business Balance Sheet relevant to the calculation of the Acceptance Date Net Working Capital by notifying the Purchaser of such disagreement in writing, setting forth in reasonable detail the particulars of such disagreement, within thirty (30) days after its receipt of the ADS Business Balance Sheet; provided that the basis of any such dispute shall be limited to the failure of the Acceptance Date Net Working Capital to have been determined in accordance with the standards set forth in Section 1(a) and the definition of Acceptance Date Net Working Capital. In the event that the PPB Sub does not provide such a notice of disagreement within such thirty (30) day period, it shall be deemed to have accepted the accuracy of such ADS Business Balance Sheet and the calculations underlying such Acceptance Balance Sheet, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, the Purchaser and the PPB Sub shall use their commercially reasonable efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Acceptance Date Net Working Capital. If the Purchaser and the PPB Sub are unable to resolve such disagreements then, at any time thereafter, either the PPB Sub or the Purchaser may require that an independent accounting firm of recognized national standing mutually selected by the Purchaser and the PPB Sub (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable whether the ADS Business Balance Sheet was prepared in accordance with the standards set forth in Section 1(a) and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) the Acceptance Date Net Working Capital requires adjustment. The fees and expenses of the Auditor shall be shared equally by the Purchaser and the PPB Sub. The determination of the Auditor shall be final, conclusive and binding on the parties. The Acceptance Date Net Working Capital as finally determined in accordance with this Section 1(b) is hereinafter referred as to the "Final Acceptance Date Net Working Capital." The date on which the Final Acceptance Date Net Working Capital is determined is hereinafter referred as to the "Determination Date."

          (iii)  The "Final Adjustment Amount," which may be positive or negative, shall mean an amount equal to (x) the Final Acceptance Date Net Working Capital minus (y) the Estimated Acceptance Date Net Working Capital.

          (iv)  If the Final Adjustment Amount is a positive number (such amount, the "Increase Amount") then, within five (5) business days after the Determination Date, the Purchaser shall pay to the PPB Sub, by wire transfer of immediately available funds to an account specified in writing by the PPB Sub, an amount in cash equal to the sum of (x) the Increase Amount and (y) the Reserve Amount. If the Final Adjustment Amount is a negative number (the absolute value of such amount, the "Deficit Amount"), then within five (5) business days after the Determination Date, the Purchaser shall pay to the PPB Sub, by wire transfer of immediately available funds to an account specified in writing by the PPB Sub, an amount in cash equal to the excess, if any, of the Reserve Amount over the Deficit Amount.

        (c)   "Acceptance Date Net Working Capital" means (i) the current assets included in the Acquired Assets as of immediately following the consummation of the Contribution on the Acceptance Date (including deposits, but excluding deferred Tax assets) minus (ii) the sum of (A) the current liabilities (other than for Taxes and the current portion of indebtedness under (x) that certain Standard Loan Agreement, dated March 29, 2006, between the Company and Bank of America, N.A. and (y) those certain Promissory Notes between General Electric Capital Corporation and the Company, dated December 30, 2005 and March 30, 2007, respectively) included in the Retained Liabilities as of immediately following the consummation of the Contribution on the Acceptance Date, in each case as reflected on the final ADS Business Balance Sheet, and (B) all current liabilities for Taxes of the Company and its Subsidiaries for any Pre-Acceptance Date Tax Period (as such term is defined in the Indemnification and Tax Matters Agreement); provided, however, that Acceptance Date Net Working Capital shall not take into account any Transaction Related Expenses, which are addressed in Section 2. An example of the calculation of Acceptance Date Net Working Capital (based on the December 31, 2006 Balance Sheet) is attached hereto as Schedule A.

        SECTION 2.    TRANSACTION RELATED EXPENSES

        (a)   Within ten (10) business days prior to the Acceptance Date, and in no event less than three (3) business days before the Acceptance Date, the Company shall deliver to the Purchaser an itemized list in reasonable detail setting forth a description and the estimated amount of each of the fees, costs and expenses ("Transaction Related Expenses") incurred by the Company or its Subsidiaries in connection with the Merger Agreement, the Contribution Agreement, the Offer, the Merger, the Contribution and the Spin-Off and indicating which Transaction Related Expenses have been or will be paid by the Company prior to the consummation of the Contribution (the "Paid Expenses").

        (b)   After the Acceptance Date, the Purchaser shall pay all Transaction Related Expenses other than the Paid Expenses (the "Outstanding Expenses"). Within five (5) business days after the Acceptance Date, (i) the PPB Sub shall pay to the Purchaser, by a wire transfer of immediately available funds to an account specified in writing by the Purchaser, an amount in cash equal to the excess, if any, of the amount of Outstanding Expenses over the applicable amount(s) described on Schedule B to this Agreement, and (ii) the Purchaser shall pay to the PPB Sub, by a wire transfer of immediately available funds to an account specified in writing by the PPB Sub, an amount in cash equal to the excess, if any, of the applicable amount(s) described on Schedule B to this Agreement over the amount of Outstanding Expenses; provided, however, that the Purchaser shall not be obligated to pay to the PPB Sub any amount exceeding the amount of Paid Expenses.

        SECTION 3.    MISCELLANEOUS

        (a)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)    if to the Purchaser or the Company, to:

      DG FastChannel, Inc.
      750 W. John Carpenter Freeway, Suite 700
      Irving, TX 75039
      Attention: Chief Financial Officer
      Telephone No.: (972) 581-2000
      Facsimile No.: (972) 581-2100

      with a copy to:

      Latham & Watkins LLP
      555 Eleventh Street NW, Suite 1000
      Washington, DC 20004
      Attention:    William P. O'Neill
                            Eric L. Bernthal
      Telephone No.: (202) 637-2200
      Facsimile No.: (202) 637-2201

                and

          (ii)   if to the PPB Sub, to:

      New 360
      2777 North Ontario Street
      Burbank, CA 91504
      Attention: Chief Financial Officer
      Telephone No.: (818) 565-1400
      Facsimile No.: (818) 847-2503

      with a copy to:

      Troy & Gould PC
      1801 Century Park East, Suite 1600
      Los Angeles, CA 90067
      Attention: William Gould
      Telephone No.: (310) 780-1338
      Facsimile No.: (310) 201-4746

        (b)    Counterparts; Facsimile.    This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each party and delivered to the other party.

        (c)    Governing Law; Consent to Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.

        (d)    Assignment.    This Agreement shall not be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        (e)    Amendments; Waiver.    This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto. Any party may waive any provision of this Agreement or compliance therewith; provided that such waiver is set forth in an instrument in writing signed by the party to be bound thereby. Any waiver or failure to insist on strict compliance with any agreement or obligation contained herein shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        (f)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Merger Agreement are fulfilled to the extent possible.

        (g)    WAIVER OF JURY TRIAL.    EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(g).

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

DG FASTCHANNEL, INC.
By:
Name: Scott K. Ginsburg
Title: Chairman of the Board and Chief Executive Officer
NEW 360
By:
Name: Haig S. Bagerdjian
Title: Chairman, President and CEO
POINT.360
By:
Name: Haig S. Bagerdjian
Title: Chairman, President and CEO

Schedule A

Example of Acceptance Date Net Working Capital

(to be updated)

ADS Business
($ in thousands)
Accounts receivable, net	5,264
Inventories, net	210
Prepaid expenses	11
Deposits	210

Total Current Assets	5,695
Accounts payable	1,158
Accrued wages and other accrued expenses	499

Total Current Liabilities	1,657
Current Tax Liabilities of the Company for Pre-Acceptance Date Tax Period	TBD

Acceptance Date Net Working Capital	$4,038

Schedule B

Transaction Related Expenses to be paid by the Purchaser

Up to $100,000 of the Company's audit expenses.

Up to $175,000 of the Company's legal expenses.

Up to $50,000 of the Company's financial advisor expenses.

Up to $100,000 of the Company's other miscellaneous expenses (not to include audit, legal or financial advisor expenses).

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FORM OF WORKING CAPITAL RECONCILIATION AGREEMENT
Schedule A Example of Acceptance Date Net Working Capital
Schedule B Transaction Related Expenses to be paid by the Purchaser